UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Emisphere Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EMISPHERE TECHNOLOGIES, INC.

4 Becker Farm Road

Suite 103

Roseland, New Jersey 07068

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2016

Roseland, NJ

April 15, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Emisphere Technologies, Inc., a Delaware corporation (the “Company” or “Emisphere”), to be held on Wednesday, May 25, 2016 at 8:30 AM EDT at 65 Livingston Avenue, Roseland, NJ, 07068 for the following purposes:

1. To consider the election of three members of the Board of Directors for a term expiring at the third succeeding annual meeting of stockholders after their election;

2. To ratify the appointment of RSM US LLP (formerly McGladrey LLP) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s Proxy Statement;

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In addition, at the Annual Meeting, the Company’s management will discuss the Company’s 2015 performance and its current activities.

Only those stockholders of record at the close of business on Wednesday, March 30, 2016 will be entitled to receive notice of, and vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during the ten (10) days prior to the Annual Meeting at our principal offices located at 4 Becker Farm Road, Suite 103, Roseland, NJ 07068.

The Board of Directors appreciates and encourages stockholder participation in our Annual Meeting and looks forward to your attendance. It is important that your shares be represented, whether or not you choose to attend the meeting. Registered stockholders can vote their shares (a) via the Internet; or (b) by using a toll-free telephone number; or (c) by promptly completing, signing, dating and mailing a Proxy Card using the enclosed envelope; or (d) by voting your shares at the meeting in person. Instructions for using these convenient services appear on the notice mailed to stockholders of record, as well as on the Internet and on the Proxy Card. Proxy votes are tabulated by an independent agent appointed by the Company, and reported at the Annual Meeting. You may revoke your Proxy at any time prior to its exercise. Your prompt attention to the Proxy will be of assistance in preparing for the Annual Meeting. Your cooperation related to this matter is appreciated.

By order of the Board of Directors,

Alan L. Rubino

President and Chief Executive Officer

EMISPHERE TECHNOLOGIES, INC.

4 Becker Farm Road

Suite 103

Roseland, New Jersey 07068

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2016

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this Proxy Statement?

This Proxy Statement (the “Proxy Statement”) and the Proxy Card (the “Proxy Card”) are made available and furnished to all stockholders of record of Emisphere Technologies, Inc., which we sometimes refer to as the “Company” or “Emisphere,” as of the close of business on March 30, 2016 in connection with the solicitation of Proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on Wednesday, May 25, 2016 at 8:30 AM EDT, at 65 Livingston Avenue, Roseland, New Jersey, 07068 (the “Annual Meeting”).

This Proxy Statement and form of Proxy will be available to be mailed to stockholders at their request on or about April 15, 2016. The information included in the Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation for directors and our most highly paid executive officers, and other required information. Copies of our 2015 Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are also available on the Internet and will be mailed at the request of a stockholder with a copy of this Proxy Statement, but are not incorporated herein by reference and should not be deemed to be part of the Proxy Statement.

Who can attend the Annual Meeting and who is entitled to vote?

All stockholders of the Company as of March 30, 2016 (the “Record Date”), their authorized representatives and guests of Emisphere will be able to attend the Annual Meeting.

All holders of record of Emisphere’s common stock, $0.01 par value per share (“Common Stock”) on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. As of the Record Date, 60,687,478 shares of Common Stock were outstanding.

What proposals will be voted upon at the Annual Meeting?

The Annual Meeting has been called to consider and take action on the following items:

1.  The election of Timothy McInerney, Jacob M. Plotsker, and Alan L. Rubino (the “Class II Director Nominees”) as directors for a term expiring at the third succeeding annual meeting of stockholders after their election;

2.  To ratify the appointment of RSM US LLP (formerly McGladrey LLP) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.  To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement or incorporated herein by reference;

4.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

What are the Board of Directors’ voting recommendations with respect to the proposals to be voted at the Annual Meeting?

The Board of Directors recommends a vote:

•	“FOR” the election of the Class II Director Nominees as directors for the term expiring at the third succeeding annual meeting of stockholders after their election.

•	“FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm.

•	“FOR” the approval of, on an advisory basis, the compensation of the named executive officers.

If any other matter is properly presented at the Annual Meeting or any adjournments or postponements thereof, your Proxy will be voted in accordance with the discretion of the person holding the Proxy. At the time this Proxy Statement went to press, Emisphere knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have provided access to our Proxy materials over the Internet. All stockholders will have the ability to access the Proxy materials on a website referred to on the Proxy Card or request to receive a printed set of the Proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Proxy Card. In addition, stockholders may request to receive Proxy materials in printed form by mail.

How do I vote in person?

If you plan to attend the Annual Meeting on May 25, 2016, please bring proof of identification and the enclosed Proxy Card. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a Proxy executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by Proxy?

If you are a registered holder as of the Record Date, you can vote your Proxy via the Internet, by telephone, by mail or in person at the Annual Meeting on May 25, 2016.

If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote your shares. You should complete a voting instruction card which your broker or nominee is obligated to provide you. If you wish to vote in person at the Annual Meeting, you must first obtain from the record holder a Proxy issued in your name.

How do I vote via the Internet?

If you wish to vote via the Internet, follow the Internet voting instructions included on the Proxy Card. A control number, located on the Proxy Card, is designated to verify your identity and allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote via telephone?

If you wish to vote via telephone, use the toll-free telephone number included on the Proxy Card, and follow the voting instructions located on the mailing. A control number, located on the Proxy Card, is designated to verify your identity, allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote my shares on the Proxy Card?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the Proxy Card. Please review the voting instructions on the Proxy Card and read the entire text of the proposals. Please review the recommendations of the Board of Directors in the Proxy Statement prior to marking your vote.

If your Proxy Card is signed and returned without specifying a vote on a proposal, it will be voted according to the recommendations of the Board of Directors on that proposal. That recommendation is shown for each proposal on the Proxy Card. If you abstain from voting as to any matter, your shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.

What constitutes a quorum?

As of the Record Date, 60,687,478 shares of Common Stock were outstanding. A majority of the total number of our outstanding shares present or represented by Proxy constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed Proxy, then you will be considered part of the quorum.

Who counts the vote?

Tabulation of Proxies and the votes cast at the meeting are conducted by an independent agent appointed by Emisphere and certified by an independent inspector of elections.

May I revoke my Proxy?

You may revoke your Proxy at any time before it is voted at the Annual Meeting by: (i) giving timely written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a Proxy with a later date; or (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy.

Dissenters’ Rights

You are not entitled to any dissenters’ rights with respect to any matters to be acted upon at the Annual Meeting.

What vote is required to approve each proposal?

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. The inspector of elections will treat abstentions and broker non-votes as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum for the Annual Meeting.

A plurality of the votes cast at the Annual Meeting is required to elect the Class II Director Nominees. Withheld votes and broker non-votes will have no effect on the election of the Director Nominees.

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the approval of the executive compensation at our annual meeting is required to approve, on an advisory basis, the executive compensation as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement or incorporated herein by reference. Abstentions and broker “non-votes” are not considered as shares voting or as votes cast with respect to the proposal to approve executive compensation on an advisory basis and will not have any effect on the proposal.

Who bears the cost of soliciting the Proxies?

We will pay all costs of preparing, assembling, printing and distributing the Proxy materials. We may solicit Proxies on behalf of the Board of Directors through the mail, in person, and by telecommunications. We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

Where are Emisphere’s Executive Offices?

Our principal executive offices are located at 4 Becker Farm Road, Suite 103, Roseland, NJ 07068 and our telephone number is (973) 532-8000.

How can I get additional information about Emisphere?

We will, upon written request of any stockholder, furnish without charge a copy of this Proxy Statement and our Annual Report on Form 10-K for the 2015 Fiscal Year, as filed with the SEC. Please address your requests to Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, NJ 07068, Attention: Investor Relations. Electronic copies of this Proxy Statement and the Company’s Annual Report on Form 10-K for the 2015 Fiscal Year are located within the Investor Relations section of our website at www.emisphere.com and are also available at the SEC’s website at www.sec.gov. The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

If you are a beneficial owner and your shares are held in a stock brokerage account or by a bank or other nominee, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Statements and Annual Reports on the Internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the Internet address for access to the Proxy Statement and Annual Report.

Emisphere is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require that the Company’s Annual Report on Form 10-K, the Proxy Statement and other information be filed with the SEC. These filings may be inspected and copied at the public reference facilities of the SEC. Call (800) SEC-0330 for more information regarding public reference facilities. Copies of the material may also be obtained upon request and upon payment of the appropriate fee from the Public Reference Section of the SEC, 100F Street N.E., Room 1580, Washington, DC 20549. In addition, the SEC maintains a website at www.sec.gov that contains reports, Proxy and information statements, as well as other information regarding registrants, including Emisphere, which file electronically with the SEC.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “house holding” Proxy Statements and Annual Reports. This means that only one copy of our Proxy Card and Annual Report may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of the Proxy Materials and Annual Report to any stockholder upon written or oral request made to our Investor Relations Department, Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, NJ 07068, telephone: (973) 532-8000. Any stockholder who wants to receive separate copies of the Proxy Materials or any stockholder who is receiving multiple copies and would like to receive only one copy per household must make an election on the Proxy card or contact the Company’s Investor Relations Department contact the stockholder’s bank, broker, or other nominee record holder. Stockholders may also contact us at the above address and phone number with their election.

DIRECTORS AND EXECUTIVE OFFICERS

Our business is overseen by the Board of Directors. It is the duty of the Board of Directors to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, our directors take a proactive, focused approach to their position, and set standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics. The Board of Directors is kept advised of our business through regular verbal or written reports, Board of Directors meetings, and analysis and discussions with the Chief Executive Officer and other officers of the Company.

Members of the Board of Directors bring to us a wide range of experience, knowledge and judgment. Our governance organization is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

The Board of Directors has affirmatively determined that Mr. John D. Harkey, Jr., Mr. Timothy McInerney, Mr. Jacob M. Plotsker, Dr. Mark H. Rachesky, Mr. Timothy G. Rothwell (Chairman), and Dr. Michael Weiser are independent directors within the meaning of Rule 5605 of the NASDAQ Marketplace Rules. Mr. Alan L. Rubino is the sole member of the Board of Directors who is not independent. The independent directors meet in separate sessions at the conclusion of board meetings and at other times as deemed necessary by the independent directors, in the absence of Mr. Rubino. Mr. Rothwell currently serves as Chairman of the Board of Directors. Matters are explored in Committee and brought to the full Board for discussion or action.

The Board of Directors has established an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

The Audit Committee is currently comprised of Mr. McInerney (Chairman), Jacob M. Plotsker, and Dr. Weiser. All of the members of the Audit Committee meet the independence requirements under the applicable provisions of the Exchange Act and regulations promulgated thereunder and the relevant NASDAQ Listing Rules. The Board of Directors has determined that the Company does not currently have an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, serving on the Audit Committee as a result of the recent resignation of the previously designated audit committee financial expert from the Audit Committee. The Audit Committee’s responsibilities and duties are summarized in the report of the Audit Committee and in the Audit Committee charter which is available on our website (www.emisphere.com).

The Compensation Committee is currently comprised of Dr. Weiser (Chairman), Dr. Rachesky, and Mr. McInerney. All members of the Compensation Committee are independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules, non-employee directors within the meaning of the rules of the Securities and Exchange Commission and “outside” directors within the meaning set forth under Internal Revenue Code Section 162(m). The Compensation Committee’s responsibilities and duties are summarized in the report of the Compensation Committee and in the Compensation Committee charter also available on our website (www.emisphere.com).

The Governance and Nominating Committee is currently comprised of Dr. Weiser (chairman), Dr. Rachesky, and Mr. Plotsker. All members of the Governance and Nominating Committee are independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules. The Governance and Nominating Committee’s responsibilities and duties are set forth in the Governance and Nominating Committee charter on our website (www.emisphere.com). Among other things, the Governance and Nominating Committee is responsible for recommending to the board the nominees for election to our Board of Directors and the identification and recommendation of candidates to fill vacancies occurring between annual stockholder meetings.

The table below provides membership information for each committee of the Board of Directors as of April 15, 2016:

Name	Board	Audit	Compensation	Governance and Nominating

Alan L. Rubino(1)	X

Mark H. Rachesky, M.D.(2)	X		X	X

Michael Weiser, M.D., Ph.D.(2)	X	X	X*	X*

John D. Harkey, Jr.(3)	X

Timothy G. Rothwell(3)	X*

Timothy McInerney(1)	X	X*	X

Jacob M. Plotsker(1)	X	X		X

*	Chair

(1)	Class II Director. Term as director will expire on May 25, 2016.

(2)	Class III director: Term as director is expected to expire in 2017.

(3)	Class I director. Term as director is expected to expire in 2018.

Board Involvement in Risk Oversight

Our Board of Directors is responsible for oversight of the Company’s risk assessment and management process. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and fulsome information to the Board of Directors to support its role in oversight, approval and decision-making.

The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board of Directors approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate risk taking within the business.

The Board of Directors delegated to the Compensation Committee basic responsibility for oversight of management’s compensation risk assessment, and that committee reports to the board on its review. Our Board of Directors also delegated tasks related to risk process oversight to our Audit Committee, which reports the results of its review process to the Board of Directors. The Audit Committee’s process includes a review, at least annually, of our internal audit process, including the organizational structure, as well as the scope and methodology of the internal audit process. The Governance and Nominating Committee oversees risks related to our corporate governance, including director performance, director succession, director education and governance documents.

In addition to the reports from the Board committees, our board periodically discusses risk oversight.

Meetings Attendance

During the 2015 fiscal year, our Board of Directors held 2 meetings. Each director attended 100 percent of the aggregate number of Board of Directors meetings and committee meetings of which he was a member that were held during the period of his service as a director.

The Audit Committee met 4 times during the 2015 fiscal year.

The Compensation Committee met 1 time during the 2015 fiscal year.

The Governance and Nominating Committee met 1 time during the 2015 fiscal year.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, although it does encourage attendance by the directors.

Code of Conduct for Officers and Employees and Code of Business Conduct and Ethics for Directors

The Company has a Code of Conduct that applies to all of our officers and employees as well as a Code of Business Conduct and Ethics that applies specifically to the members of the Board of Directors. The directors are surveyed annually regarding their compliance with the policies as set forth in the Code of Conduct for Directors. The Code of Conduct and the Code of Business Conduct and Ethics for Directors are available on the Corporate Governance section of our website at www.emisphere.com. The contents of our website are not incorporated herein by reference and the website address provided in this annual report is intended to be an inactive textual reference only. The Company intends to disclose on its website any amendment to, or waiver of, a provision of the Code of Conduct that applies to the Chief Executive Officer, Chief Financial Officer, or Controller. Our Code of Conduct contains provisions that apply to our Chief Executive Officer, Chief Financial Officer and all other finance and accounting personnel. These provisions comply with the requirements of a company code of ethics for financial officers that were promulgated by the SEC pursuant to the Exchange Act.

Stockholder Communications

We have an Investor Relations Office for all stockholder inquiries and communications, including communications to the Board of Directors or specified Board members. The Investor Relations Office facilitates the dissemination of accurate and timely information to our stockholders. In addition, the Investor Relations Office ensures that outgoing information is in compliance with applicable securities laws and regulations. All investor queries should be directed to our internal Director of Corporate Communications or our Corporate Secretary.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has ever been an executive officer or employee of our company (or any of its subsidiaries) and no “compensation committee interlocks” existed during the 2015 Fiscal Year.

ELECTION OF DIRECTORS

The Governance and Nominating Committee identifies director nominees by reviewing the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into consideration the current Board members and the specific needs of the Company and the Board. Among the qualifications to be considered in the selection of candidates, the Committee considers the following attributes and criteria of candidates: experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment and independence. Although it has no formal policy, our Board recognizes that nominees for the Board should reflect a reasonable diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to business experience, professional expertise, age, gender and ethnic background.

Our Board is comprised of accomplished professionals who represent diverse and key areas of expertise including national and international business, operations, manufacturing, finance and investing, management, entrepreneurship, higher education and science, research and technology. We believe our directors’ wide range of professional experiences and backgrounds, education and skills has proven invaluable to the Company and we intend to continue leveraging this strength.

Nominations for the election of directors may be made by the Board of Directors or the Governance and Nominating Committee. The committee did not reject any candidates recommended within the preceding year by a beneficial owner of, or from a group of security holders that beneficially owned, in the aggregate, more than five percent (5%) of the Company’s voting stock.

Although it has no formal policy regarding stockholder nominees, the Governance and Nominating Committee believes that stockholder nominees should be viewed in substantially the same manner as other nominees. Stockholders may make a recommendation for a nominee by complying with the notice procedures set forth in our bylaws. Specifically, a stockholder of record who is entitled to vote for the election of directors may make a recommendation for a director nominee by providing the Company with a notice of nomination (a “Notice of Nomination”) setting forth (i) the name and record address of the stockholder making the recommendation, (ii) the class and number of shares of Common Stock held of record, held beneficially, and represented by proxy held by such person as of the record date and as of the date of the notice, (iii) all information regarding the nominee required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act (including all information required to be filed with the SEC if the person submitting the notice were a participant in a solicitation subject to Section 14 of the Exchange Act), and (iv) the written consent of each such nominee to serve if elected. To be considered timely, a Notice of Nomination must be delivered to the Company at the Company’s principal executive offices (addressed to the attention of the Secretary) not less than 30 or more than 60 days prior to the annual meeting to which the Notice of Nomination relates. The Governance and Nominating Committee will give nominees recommended by stockholders in compliance with these procedures the same consideration that it gives to any board recommendations. To date, we have not received any recommendation from stockholders requesting that the Governance and Nominating Committee (or any predecessor) consider a candidate for inclusion among the committee’s slate of nominees in the Proxy Statement.

To be considered by the committee, a director nominee must have broad experience at the strategy/policy-making level in a business, government, education, technology or public interest environment, high-level managerial experience in a relatively complex organization or experience dealing with complex problems. In addition, the nominee must be able to exercise sound business judgment and provide insights and practical wisdom based on experience and expertise, possess proven ethical character, be independent of any particular constituency, and be able to represent all stockholders of the Company.

The committee will also evaluate whether the nominee’s skills are complementary to the existing Board members’ skills; the board’s needs for operational, management, financial, technological or other expertise; and whether the individual has sufficient time to devote to the interests of Emisphere. The prospective board member cannot be a board member or officer at a competing company nor have relationships with a competing company. He/she must be clear of any investigation or violations that would be perceived as affecting the duties and performance of a director.

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service, or if the Governance and Nominating Committee or the board decides not to nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee and discusses with the board suggestions as to individuals that meet the criteria.

Compensation of Non-Employee Directors

A director who is a full-time employee of the Company receives no additional compensation for services provided as a director. It is the Company’s policy to provide competitive compensation and benefits necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of stockholders. The following represents the compensation of the non-employee members of the Board of Directors:

•

Non-employee members of our Board of Directors receive an annual retainer of $35,000, payable quarterly in cash, and an annual stock option grant of 40,000 options to purchase shares of common stock. The annual stock option grants are made each year on the date of the annual meeting of stockholders of the Company. The director must be an eligible director on the dates the retainers are paid and the stock options are granted in order to receive them. The options vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of Emisphere. Such options, once vested, remain exercisable through the period of the option term.

•

All newly appointed directors receive an initial stock option grant on the date of appointment of 50,000 options to purchase shares of common stock. The options subject to such initial stock option grant vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of Emisphere. Such options, once vested, remain exercisable through the period of the option term.

•

Our Chairman receives an additional annual retainer of $180,000 and an annual grant, to which he was entitled through 2015, of 175,000 options to purchase common stock which vest upon grant, in addition to the annual grant of 40,000 options received by all non-executive directors:

•	Additional committee and chairperson fees are paid as follows:

•	$10,000 audit committee chairperson fee;

•	$2,500 audit committee member fee;

•	$5,000 compensation committee chairperson fee;

•	$1,000 compensation committee member fee;

•	$2,500 governance and nominating committee chairperson fee; and

•	$500 governance and nominating committee member fee.

The director must be an eligible director on the dates such fees are paid.

Director Compensation Table — 2015

The table below represents the compensation paid to our non-employee directors during the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
John D. Harkey, Jr.	35,000	0	60,413	0	95,413
Timothy McInerney	46,000	0	60,413	0	106,413
Jacob M. Plotsker	38,000	0	60,413	0	98,413
Mark H. Rachesky, M.D.	36,500	0	60,413	0	96,913
Timothy G. Rothwell	215,000	0	215,281	0	430,281
Michael Weiser, M.D., Ph.D.	45,000	0	60,413	0	105,413

(1)	The value listed in the above table represents the fair value of the options recognized as expense under FASB ASC Topic 718 during 2015, including unvested options granted before 2015 and those granted in 2015. Fair value is calculated as of the grant date using the Black-Scholes Model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 2 to our audited financial statements for the year ended December 31, 2015.

The following table summarizes the aggregate number of option awards and stock awards held by each non-employee director at December 31, 2015.

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)
John D. Harkey, Jr.	7,000	—		—	$8.97	5/26/2016	—	—
	7,000	—		—	$3.76	4/20/2017
	7,000	—		—	$3.79	8/8/2018
	75,000	—		—	$0.93	5/15/2019
	40,000	—		—	$1.20	9/16/2020
	40,000	—		—	$1.53	9/19/2021
	40,000	—		—	$0.20	5/31/2022
	26,666	13,334	(1)	—	$0.23	5/30/2023
	13,333	26,667	(2)	—	$0.27	5/29/2024
	—	75,000	(3)	—	$0.58	3/3/2025
	—	40,000	(4)	—	$0.50	5/20/2025
Timothy McInerney	50,000	—		—	$0.27	3/1/2022	—	—
	40,000	—		—	$0.20	5/31/2022
	26,666	13,334	(1)	—	$0.23	5/30/2023
	13,333	26,667	(2)	—	$0.27	5/29/2024
	—	75,000	(3)	—	$0.58	3/3/2025
	—	40,000	(4)	—	$0.50	5/20/2025
Jacob M. Plotsker	50,000	—		—	$0.27	3/1/2022	—	—
	40,000	—		—	$0.20	5/31/2022
	26,666	13,334	(1)	—	$0.23	5/30/2023
	13,333	26,667	(2)	—	$0.27	5/29/2024
	—	75,000	(3)	—	$0.58	3/3/2025
	—	40,000	(4)	—	$0.50	5/20/2025
Mark H. Rachesky, M.D.	7,000	—		—	$3.76	4/20/2017	—	—
	7,000	—		—	$3.79	8/8/2018
	75,000	—		—	$0.93	5/15/2019
	40,000	—		—	$1.20	9/16/2020
	40,000	—		—	$1.53	9/19/2021
	40,000	—		—	$0.20	5/31/2022
	26,666	13,334	(1)	—	$0.23	5/30/2023
	13,333	26,667	(2)	—	$0.27	5/29/2024
	—	75,000	(3)	—	$0.58	3/3/2025
	—	40,000	(4)	—	$0.50	5/20/2025
Timothy G. Rothwell	50,000	—		—	$0.70	11/5/2019	—	—
	40,000	—		—	$1.20	9/16/2020
	40,000	—		—	$1.53	9/19/2021
	40,000	—		—	$0.20	5/31/2022
	175,000	—		—	$0.09	9/13/2022
	26,666	13,334	(1)		$0.23	5/30/2023
	175,000	—			$0.18	9/13/2023
	13,333	26,667	(2)	—	$0.27	5/29/2024
	175,000	—		—	$0.39	9/15/2024
	—	175,000	(5)		$0.58	3/3/2025
	—	40,000	(4)		$0.50	5/20/2025
	175,000			—	$0.60	9/14/2025

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)
Michael Weiser, M.D., Ph.D.	7,000	—		—	$8.97	5/26/2016	—	—
	7,000	—		—	$3.76	4/20/2017
	7,000	—		—	$3.79	8/8/2018
	75,000	—		—	$0.93	5/15/2019
	40,000	—		—	$1.20	9/16/2020
	40,000	—		—	$1.53	9/19/2021
	40,000	—		—	$0.20	5/31/2022
	26,666	13,334	(1)	—	$0.23	5/30/2023
	13,333	26,667	(2)	—	$0.27	5/29/2024
	—	75,000	(3)	—	$0.58	3/3/2025
	—	40,000	(4)	—	$0.50	5/20/2025

(1)	13,334 exercisable as of 5/30/2016

(2)	13,333 exercisable as of 5/29/2016 and 13,334 exercisable as of 5/29/2017

(3)	25,000 exercisable as of 3/3/2016, 3/3/2017 and 3/3/2018

(4)	13,333 exercisable as of 5/20/2016 and 5/20/2017, respectively and 13,334 exercisable as of 5/20/2018

(5)	58,333 exercisable as of 3/3/2016 and 3/3/2017, respectively and 58,334 as of 3/3/2018

SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY PLANS

The following table provides information as of December 31, 2015 about the common stock that may be issued upon the exercise of options granted to employees, consultants or members of our Board of Directors under our existing equity compensation plans, including the 2000 Stock Option Plan, the 2002 Broad Based Plan, the 2007 Stock Award and Incentive Plan (collectively the “Plans”) the Stock Incentive Plan for Outside Directors and the Directors Deferred Compensation Plan. For a discussion of the material features of the Plans, please see Note 11 to the Financial Statements included in our 2015 Annual Report which is incorporated herein by reference.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders
The Plans	6,526,250	$0.71	2,757,266
Stock Incentive Plan for Outside Directors	21,000	8.97	—

Total	6,547,350	$0.73	2,757,266

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the close of business on the Record Date, there were approximately 60,687,478 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence, either in person or by Proxy, of persons entitled to vote a majority of our outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS AND

PRINCIPAL HOLDERS

Directors and Executive Officers

The following table sets forth certain information, as of March 1, 2016, regarding the beneficial ownership of the common stock by (i) each director; (ii) each named executive officer; (iii) all of our directors and named executive officers as a group. The number of shares beneficially owned by each director or Executive Officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or convertible notes held by that person that are currently exercisable or convertible into Common Stock or will become exercisable or convertible into common stock within 60 days after March 31, 2016 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated, all persons named as beneficial owners of common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned:

Name and Address(a)	Common Shares Beneficially Owned (b)		Common Shares Underlying Options		Percent Of Class
Alan L. Rubino (e)	1,500,000		1,500,000		2.5%
Michael R. Garone	383,332		283,332		*
Carl V. Sailer	79,999		79,999		*
Mark H. Rachesky, M.D.	83,704,500	(c)	65,220,837	(d)	66.5%
Timothy G. Rothwell (f)	909,999		909,999		1.2%
Michael Weiser, M.D., Ph.D.	255,999		255,999		*
John D. Harkey, Jr.	255,999		255,999		*
Timothy McInerney	129,999		129,999		*
Jacob M. Plotsker	129,999		129,999		*

All directors and executive officers as a group	87,226,162		67,294,499		68.2%

*	Less than 1%

(a)	Unless otherwise specified, the address of each beneficial owner is c/o Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, New Jersey,

(b)	The number of shares set forth for each Director and Executive Officer consists of direct and indirect ownership of shares, including stock options, deferred common share units, restricted stock and, in the case of Dr. Rachesky, shares of common stock that can be obtained upon conversion of convertible notes and exercise of warrants, as further described in footnotes (c) and (d) below.

(c)	This number consists of:

•	18,483,663 shares of common stock.

•	42,974,062 shares of common stock that can be obtained upon conversion of notes convertible into the common stock of the Company.

•	21,997,776 shares of common stock that can be obtained upon the exercise of warrants to purchase shares of common stock of the Company.

•	248,999 shares of common stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options and options that will vest within 60 days of March 1, 2016.

These securities (other than the 248,999 beneficially owned directly by Dr. Rachesky) are held for the accounts of MHR Capital Partners Master Account LP, an Anguilla, British West Indies limited partnership (“Master Account”), MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners (100)”), MHR Institutional Partners II LP, a Delaware limited partnership (“Institutional Partners II”) and MHR Institutional Partners IIA LP, a Delaware limited partnership (“Institutional Partners IIA”). MHR Advisors LLC a Delaware limited liability company (“Advisors”) is the general partner of each of Master Account and Capital Partners (100), and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of, or beneficially owned by, each of Master Account and Capital Partners (100). MHRC LLC, a Delaware limited liability company (“MHRC”) is the managing member of Advisors and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of, or beneficially owned by, each of Master Account and Capital Partners (100). MHR Institutional Advisors II LLC, a Delaware limited liability company (“Institutional Advisors II”) is the general partner of each of Institutional Partners II and Institutional Partners IIA, and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of, or beneficially owned by, each of Institutional Partners II and Institutional Partners IIA. MHRC II LLC, a Delaware limited liability company (“MHRC II”) is the managing member of Institutional Advisors II and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of, or beneficially owned by, each of Institutional Partners II and Institutional Partners IIA. MHR Fund Management LLC, a Delaware limited liability company (“Fund Management”) is an affiliate of and has an investment management agreement with each of Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA, and other affiliated entities, pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares of common stock held by such entities and, accordingly, Fund Management may be deemed to beneficially own the shares of common stock held for the account of each of Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA. MHR Holdings LLC, a Delaware limited liability company (“Holdings”) is the managing member of Fund Management, and as such, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA. Dr. Rachesky is the managing member of Holdings, MHRC and MHRC II, and as such, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA.

(d)	This number consists of (i) 42,974,062 shares of common stock that can be obtained by Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA upon the conversion of notes convertible into common stock of the Company, (ii) 21,997,776 shares of common stock that can be obtained by Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA upon exercise of warrants to purchase shares of common stock of the Company, (iii) 248,999 shares of common stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options and options that will vest within 60 days of March 1, 2015.

(e)	On September 13, 2012, Alan L. Rubino joined the Company as President and Chief Executive Officer, and was appointed as a Class II Director.

(f)	On September 13, 2012, Timothy Rothwell was elected Chairman of the Board of Directors of the Company.

Principal Holders of Common Stock

The following table sets forth information regarding beneficial owners of more than five (5%) percent of the outstanding shares of Common Stock as of March 31, 2016:

Name and Address	Number of Shares Beneficially Owned		Percent Of Class(a)
Bai Ye Feng	4,034,154	(b)	6.60%
Mark H. Rachesky, M.D.	83,704,500	(c)	66.5%

(a)	Applicable percentage ownership is based on 60,687,478 shares of Common Stock outstanding as of March 1, 2016. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or convertible notes held by that person that are currently exercisable or convertible into Common Stock or will become exercisable or convertible into Common Stock within 60 days after March 1, 2015, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

(b)	Based solely on a Schedule 13G/A filed on January 8, 2016 by Bai Ye Feng. Mr. Feng beneficially owns an aggregate of 4,034,154 shares of common stock, consisting of 3.303,503 shares of common stock held by Mr. Feng, warrants to purchase up to 481,651 shares of common stock held by Mr. Feng, and 249,000 shares of common stock owned of record by Lighthouse Consulting Limited, a Hong Kong company of which Mr. Feng is a principal and therefore may be deemed to be a beneficial holder of such shares. Mr. Feng’s address is Room 1001, Tung Chai Bldg. 86-90 Wellington St., Central, Hong Kong

(c)	The address of Dr. Rachesky, Master Account, Advisors, Institutional Partners II, Institutional Partners IIA, Institutional Advisors II, MHRC LLC, MHRC II LLC, Fund Management, Capital Partners (100) and Holdings, to which we refer collectively as the MHR Investors, is 1345 Avenue of the Americas, 42nd Floor, New York, NY 10105. For a description of the relationships between the MHR Investors, please refer to footnote “c” in the table under “Directors and Executive Officers” above.

Compensation Committee Report

The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee charter can be found on our website at www.emisphere.com. The contents of our website are not incorporated herein by reference and the website address provided in this annual report is intended to be an inactive textual reference only.

The Compensation Committee is responsible for the consideration of stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation arrangements related to executive officers. The Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two members of the committee. The Compensation Committee has the authority to retain, at the expense of the Company, such outside counsel, experts and other advisors as deemed appropriate to assist it in the full performance of its functions. The Company’s Chief Executive Officer is involved in making recommendations to the Compensation Committee for compensation of Executive Officers (except for himself) as well as recommending compensation levels for directors.

Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of non-employee independent directors, is responsible for reviewing with Company management and approving compensation policy and all forms of compensation for executive officers and directors in light of the Company’s current business environment and the Company’s strategic objectives. In addition, the Compensation Committee acts as the administrator of the Company’s stock option plans. The Compensation Committee’s practices include reviewing and establishing executive officers’ compensation to ensure that base pay and incentive compensation are competitive to attract and retain qualified executive officers, and to provide incentive systems reflecting both financial and operating performance, as well as an alignment with stockholder interests. These policies are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Emisphere and should reward executives for their contributions to the enhancement of stockholder value.

The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees. The committee considered risk when developing our compensation programs and believes that the design of our current compensation programs do not encourage excessive or inappropriate risk taking. Our base salaries provide competitive fixed compensation, while annual cash bonuses and equity-based awards encourage long-term consideration rather than short-term risk taking.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis presented herein with the management of the Company. Based on that review and discussion, the Compensation

Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Form 10-K and Proxy Statement of the Company.

The Members of the Compensation Committee

Dr. Michael Weiser, M.D., Ph.D. (Chairman)

Mr. Timothy McInerney

Dr. Mark H. Rachesky, M.D.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has reviewed the relevant standards of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the corporate governance listing standards of the NASDAQ Listing Rules regarding committee policies. The committee intends to further amend its charter, if necessary, as the applicable rules and standards evolve to reflect any additional requirements or changes. The updated Audit Committee charter can be found on our website at www.emisphere.com. The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

The Audit Committee is currently comprised of Mr. Timothy McInerney, (chairman), Jacob M. Plotsker and Michael Weiser, M.D., Ph.D.

All of the members of the Audit Committee meet the independence requirements under the applicable provisions of the Exchange Act and regulations promulgated thereunder and the relevant NASDAQ Listing Rules. The Board of Directors has determined that the Company does not currently have an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, serving on the Audit Committee, as a result of the resignation of the previously designated audit committee financial expert from the Audit Committee.

On January 6, 2010, with the approval of the Audit Committee of the Company, the Company engaged RSM US LLP (“RSM US”) to act as its independent registered public accounting firm. During the year ended December 2009, and in the subsequent interim periods through December 31, 2015, neither the Company nor anyone acting on its behalf had consulted with RSM US on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal control over financial reporting. RSM US, the Company’s independent registered public accountants, audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States, and report on internal control over financial reporting. RSM US reports to the Audit Committee as members of the Board of Directors and as representatives of the Company’s stockholders.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discusses these matters with the appropriate Company financial personnel. In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis, the Audit Committee meets privately with RSM US. The Audit Committee also appoints the independent registered public accounting firm, approves in advance their engagements to perform audit and any non-audit services and the fee for such services, and periodically reviews their performance and independence from management. In addition, when appropriate, the Audit Committee discusses with RSM US plans for the audit partner rotation required by the Sarbanes-Oxley Act.

Pursuant to its charter, the Audit Committee assists the board in, among other things, monitoring and reviewing (i) our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence, performance and oversight of our independent registered public accounting firm. Under the Audit Committee charter, the Audit Committee is required to make regular reports to the board.

During the 2015 Fiscal Year, the Audit Committee of the Board of Directors reviewed and assessed:

•

the quality and integrity of the annual audited financial statements with management, including issues relating to accounting and auditing principles and practices, as well as the adequacy of internal controls, and compliance with regulatory and legal requirements;

•	the qualifications and independence of the independent registered public accounting firm; and

•

management’s, as well as the independent auditor’s, analysis regarding financial reporting issues and judgments made in connection with the preparation of our financial statements, including those prepared quarterly and annually, prior to filing our quarterly reports on Form 10-Q and annual report on Form 10-K.

The Audit Committee has reviewed the audited financial statements and has discussed them with both management and RSM US, the independent registered public accounting firm. The Audit Committee has discussed with the independent auditors matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the independent auditors provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures. The Audit Committee also received reports from RSM US regarding all critical accounting policies and practices used by the Company, any alternative treatments of financial information used, generally accepted accounting principles that have been discussed with management, ramifications of the use of alternative treatments and the treatment preferred by RSM US and other material written communications between RSM US and management, including management letters and schedules of adjusted differences.

In making its decision to select RSM US as Emisphere’s independent registered public accounting firm for 2016, the Audit Committee considered whether the non-audit services provided by RSM US are compatible with maintaining the independence of RSM US.

Based upon the review and discussions referenced above, the Audit Committee, as comprised at the time of the review and with the assistance of the Company’s Chief Financial Officer, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and be filed with the SEC.

The Members of the Audit Committee

Mr. Timothy McInerney (Chairman)

Mr. Jacob M. Plotsker

Dr. Michael Weiser, M.D., Ph.D.

INDEPENDENT AUDITOR FEES

The following table presents fees for professional audit services rendered by RSM US LLP (formerly McGladrey LLP through October 25, 2015) for the audit of our annual financial statements for the years ended December 31, 2015 and December 31, 2014, respectively, and fees billed for other services rendered by RSM US during the respective periods.

	2015	2014
Type of Fees
Audit Fees(1)	$275,000	$255,000
Audit-Related Fees(2)	8,954	$8,900

	283,954	$263,900

(1)	Audit fees for 2015 and 2014 were for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings.

(2)	Audit related fees are for services related to registration statements.

The Audit Committee has determined that the non- audit services provided by RSM US during 2015 and 2014 did not impair their independence. All decisions regarding selection of independent registered public accounting firm and approval of accounting services and fees are made by our Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. The committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, where pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. For each proposed service, the independent auditor is required to provide detailed communication at the time of approval. The committee may delegate pre-approval authority to one or more of its members, who must report same to the Committee members at the next meeting. The Audit Committee, after discussion with RSM US, agreed that any additional audit fees could be paid by us, subject to the pre-approval of the Audit Committee chairman.

Compensation Discussion and Analysis

Executive Summary

The discussion that follows outlines the compensation awarded to, earned by or paid to the named executive officers of the Company including a review of the principal elements of compensation, the objectives of the Company’s compensation program, what the program is designed to reward and why and how each element of compensation is determined.

In general, the Company operates in a marketplace where competition for talented executives is significant. The Company is engaged in the long-term development of its technology and of drug candidates, without the benefit of significant current revenues, and therefore its operations require it to raise capital in order to continue its activities. Our operations entail special needs and risks and require that the Company attempt to implement programs that promote strong individual and group performance and retention of excellent employees. The Company’s compensation program for named executive officers consists of cash compensation as base salary, medical, basic life insurance, long term disability, flexible spending accounts, paid time off, and defined contribution retirement plans as well as long term equity incentives offered through stock option plans. This program is developed in part by benchmarking against other companies in the biotechnology/pharmaceutical sectors, as well as by the judgment and discretion of our Board of Directors.

Employee salaries are benchmarked against Radford survey information.

Discussion and Analysis

Objectives of the compensation and reward program — The biopharmaceutical marketplace is highly competitive and includes companies with far greater resources than ours. Our work involves the difficult, unpredictable, and often slow development of our technology and of drug candidates. Continuity of scientific knowledge, management skills, and relationships are often critical success factors to our business. The objectives of our compensation program for named executive officers is to provide competitive cash compensation, competitive health, welfare and defined contribution retirement benefits as well as long-term equity incentives that offer significant reward potential for the risks assumed and for each individual’s contribution to the long-term performance of the Company. Individual performance is measured against long-term strategic goals, short-term business goals, scientific innovation, regulatory compliance, new business development, development of employees, fostering of teamwork and other Emisphere values designed to build a culture of high performance. These policies and practices are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Emisphere and are designed to reward executives for their contributions toward business performance that is designed to build and enhance stockholder value.

Elements of compensation and how they are determined — The key elements of the executive compensation package are base salary (as determined by the competitive market and individual performance), cash bonuses (bonus terms are specified in employment agreements of Executive Officers. Bonus payment criteria are based on business performance objectives established by the Board and Leadership Team. Bonus payment awards are based on achievement of business performance objectives as evaluated by the Compensation Committee with input from the Chairman of the Board and paid at the discretion of the Compensation Committee), the executive long term disability plan and other health and welfare benefits and long-term incentive compensation in the form of periodic stock option grants. The base salary (excluding payment for accrued but unused vacation) for the named Executive Officers for 2015 ranged from $265,000 for its Vice President and Chief Financial Officer to $400,000 for its President and Chief Executive Officer. In determining the compensation for each named Executive Officer, the Company generally considers (i) data from outside studies and proxy materials regarding compensation of executive officers at companies believed to be comparable, (ii) the input of non-executive directors, the Chairman of the Board, and the President and Chief Executive Officer (other than for his own compensation) regarding individual performance of each named executive officer and (iii) qualitative measures of Emisphere’s performance, such as progress in the development of the Company’s technology, the engagement of corporate partners for the commercial development and marketing of products, effective corporate governance, fiscal responsibility, the success of Emisphere in raising funds necessary to conduct research and development, and the pace at which the Company continues to advance its technologies in various clinical trials. Our board of directors and Compensation Committee’s consideration of these factors is subjective and informal. However, in general, it has determined that the compensation for executive officers should be competitive with market data reflected within the 50th-75th percentile of biotechnology companies for corresponding senior executive positions. Compensation levels were derived from the compensation plan set in 2006 and were based in part by information received from executive compensation consultants, Pearl Myer and Partners, based in New York, N.Y. Compensable factors benchmarked include market capitalization, head count and location. When considering the compensation of the Company’s President and Chief Executive Officer, the Company receives information and analysis prepared or secured by the Company’s outside executive compensation experts and survey data prepared by human resources management personnel as well as any additional outside information it may have available. In addition, the board of directors and Compensation Committee of the Company considered the approval by our stockholders, on an advisory basis, of the compensation of our named executive officers at our most recent annual meeting of stockholders on May 20, 2015, in determining that our executive compensation is in line with our competitive position in the marketplace and appropriately designed to reward executives for their contributions toward overall business performance that ultimately enhances stockholder value.

The compensation program also includes periodic awards of stock options. The stock option element is considered a long-term incentive that further aligns the interests of executives with those of our stockholders and rewards long-term performance and the element of risk. Stock option awards are made at the discretion of the Board of Directors based on its subjective assessment of the individual contribution of the executive to the attainment of short and long-term Company goals, such as collaborations with partners, attainment of successful milestones under such collaborations and other corporate developments which advance the progress of our technology and drug candidates. Option grants, including unvested grants, for our named executive officers range from 390,000 for our current Vice President, Chief Financial Officer and Corporate Secretary, to 2,300,000 for our President and Chief Executive Officer, as indicated in the accompanying tables. Stock option grants to named executive officers in 2015 were made in accordance with the terms of their Employment Agreements described below in “Employment Agreements and Potential Payments Upon Termination or Change-in-Control”, the Company’s policy with respect to stock options granted to executives is that grant prices should be equal to the fair market value of the common stock on the date of grant, that employee stock options should generally vest over a three to five-year period and expire in ten years from date of grant, and that options previously granted at exercise prices higher than the current fair market value should not be re-priced. Once performance bonuses or awards are issued, there are currently no policies in place to reduce, restate or otherwise adjust awards if the relevant performance measures on which they are based are restated or adjusted. The Company has no policy to require its named executive officers to hold any specific equity interest in the Company. The Company does not offer its named executive officers any nonqualified deferred compensation, a defined benefit pension program or any post-retirement medical or other benefits.

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a publicly held company will not be deductible for federal income tax purposes, unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance stockholder value. In general, stock options granted under the Company’s 2000 Plan and 2007 Plan are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m) thus excluding from the Section 162(m) compensation limitation any income recognized by executives at the time of exercise of such stock options. Because salary and bonuses paid to our Chief Executive Officer and four most highly compensated executive officers have been below the $1,000,000 threshold, the Compensation Committee has elected, at this time, to retain discretion over bonus payments, rather than to ensure that payments of salary and bonus in excess of $1,000,000 are deductible. The Compensation Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company’s compensation programs.

Grants of Plan-Based Awards — 2015

The following table sets forth information regarding grants of plan-based awards in 2015:

	All Other
Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Option Awards
Alan L. Rubino	3/3/2015	300,000		$0.58		$174,000
Michael R. Garone, Vice President, Chief Financial Officer and Corporate Secretary	1/14/2015 3/3/2015	40,000 40,000	$ $	0.36 0.58	$ $	14,400 23,200
Carl V. Sailer,	3/3/2015	150,000		$0.58		$87,000
Vice President, Sales and Marketing	10/14/2015	40,000		$0.59		$23,400

(1)	Vests upon the 1-year anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End — 2015

The following table sets forth information as to the number and value of unexercised options held by the Executive Officers as of December 31, 2015. There are no outstanding stock awards with executive officers:

Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Alan L Rubino	500,000	—		—	$0.09	9/13/2022
President and	500,000	—		—	$0.25	9/13/2022
Chief Executive Officer	500,000	—		—	$0.75	9/13/2022
	—	500,000	(1)	—	$1.00	9/13/2022
	—	300,000	(2)	—	$0.58	3/3/2025
Michael R. Garone,	75,000	—		—	$4.03	8/29/2017
Vice President,	20,000	—		—	$0.62	4/12/2019
Chief Financial Officer,	20,000	—		—	$1.25	1/19/2020
and Corporate Secretary	30,000	—		—	$0.92	7/15/2021
	45,000	—		—	$0.20	5/31/2022
	40,000	—		—	$0.14	1/14/2023
	40,000	—		—	$0.20	1/14/2024
	40,000	—			$0.36	1/14/2025
	—	40,000	(3)		$0.58	3/3/2025
Carl V. Sailer,	40,000	—		—	$0.17	10/15/2022
Vice President,	40,000	—		—	$0.18	10/15/2023
Sales and Marketing	40,000			—	$0.32	10/15/2024
	—	150,000	(4)	—	$0.58	3/3/2025
	—	40,000	(5)		$0.59	10/15/2025

(1)	500,000 exercisable as of 9/13/2016

(2)	100,000 exercisable as of March 3, 2016

100,000 exercisable as of March 3, 2017

100,000 exercisable as of March 3, 2018

(3)	13,333 exercisable as of March 3, 2016

13,333 exercisable as of March 3, 2017

13,334 exercisable as of March 3, 2018

(4)	50,000 exercisable as of March 3, 2016

50,000 exercisable as of March 3, 2017

50,000 exercisable as of March 3, 2018

(5)	40,000 exercisable as of October 15, 2016

Option Exercises and Stock Vested — 2015

There were no stock options exercised by named executive officers during 2015. The option for Mr. Rubino’s to purchase up to an additional 500,000 shares of the Company’s common stock at $0.75 became fully vested and exercisable on September 13, 2015. Options for Mr. Garone to purchase up to an additional 22,500 shares of the Company’s common stock at an exercise price of $0.199 became fully vested on May 31, 2015. Options for Mr. Sailer to purchase up to an additional 40,000 shares of the Company’s common stock at an exercise price of $0.32 became fully vested on October 15, 2015.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreement with Alan L. Rubino, President and Chief Executive Officer

On September 17, 2012, in connection with his appointment to the position of President and Chief Executive Officer of the Company, effective September 13, 2012, Mr. Rubino entered into an Employment Agreement with the Company dated September 13, 2012 (the “Rubino Employment Agreement”), which provides as follows:

•

The initial term of the Rubino Employment Agreement was three years, and the agreement automatically renews for additional one-year terms unless either party provides notice of non-renewal to the other party at least six months prior to the end of any renewal term.

•	The Rubino Employment Agreement provides for an annual base salary of $400,000, with eligibility to receive an annual bonus of up to 50% of his base salary.

•

Pursuant to the Rubino Employment Agreement, Mr. Rubino received a qualified stock option (the “Option”) to purchase up to 2,000,000 shares of the Company’s common stock (“Rubino Option Shares”) in accordance with the Company’s 2007 Stock Award and Incentive Plan (the “2007 Plan”). A total of 500,000 Rubino Option Shares vested on January 1, 2014, and have an exercise price equal to the fair market value of a share of the Company’s common stock on September 13, 2012, the date of the grant. A total of 500,000 Rubino Option Shares vested on September 13, 2014, and have an exercise price of $0.25 per share. A total of 500,000 Rubino Option Shares vested on September 13, 2015, and have an exercise price of $0.75 per share. The final 500,000 Rubino Option Shares will vest on September 13, 2016, and have an exercise price of $1.00 per share. The vesting of the Rubino Option Shares is subject to Mr. Rubino’s continued employment with the Company, except in the event of his termination by the Company without Cause or by Mr. Rubino for Good Reason within 12 months of a Change of Control (as such terms are defined in the Rubino Employment Agreement), in which case all of the Rubino Option Shares vest immediately and remain exercisable for the remainder of the originally scheduled term.

•

Pursuant to the Rubino Employment Agreement, upon termination by the Company without Cause or by Mr. Rubino for Good Reason (as such terms are defined in the Rubino Employment Agreement), subject to the delivery by Mr. Rubino’s of a general release of claims in favor of the Company, Mr. Rubino is entitled to (i) severance payments equal to his base salary for 12 months, except in the case of termination by the Company without Cause or termination by Mr. Rubino for Good Reason within 12 months following a Change of Control (as such terms are defined in the Rubino Employment Agreement), in which case Mr. Rubino is entitled to severance payments equal to his base salary for 18 months, (ii) prorated annual bonus payments that Mr. Rubino would have received but for his termination, (iii) prorated equity compensation that Mr. Rubino would have received but for his termination, and (iv) the cost of family health insurance coverage at the same rate as contributed by the Company prior to the termination until the earlier of twelve (12) months or loss of COBRA entitlement. In addition, in the case of termination by the Company without Cause or termination by Mr. Rubino for Good Reason within 12 months following a Change of Control (as such terms are defined in the Rubino Employment Agreement), Mr. Rubino is entitled to the vesting of all 2,000,000 stock option grants awarded pursuant to the terms of the Rubino Employment Agreement, regardless of date or condition of vesting.

Employment Agreement with Michael R. Garone, Chief Financial Officer and Corporate Secretary.

On January 14, 2013, the Company entered into an Employment Agreement (the “Garone Employment Agreement”) with Michael R. Garone, the Company’s Vice President, Chief Financial Officer and Corporate Secretary. The Garone Employment Agreement provides as follows:

•

The initial term of the Garone Employment Agreement was three years, and the agreement automatically renews for additional one-year terms unless either party provides notice of non-renewal to the other party at least six months prior to the commencement of any renewal term.

•	The Garone Employment Agreement provides for an annual base salary of $265,000, with eligibility to receive an annual bonus of up to 30% of his base salary.

•

Pursuant to the Garone Employment Agreement, Mr. Garone received a qualified stock option (the “Initial Option”) to purchase up to 40,000 shares of the Company’s common stock (the “Common Stock”) in accordance with the 2007 Plan. The Initial Option fully vested on the grant date of January 14, 2013 (the “Initial Grant Date”), and has an exercise price equal to the closing price of a share of the Common Stock on the Initial Grant Date.

•

Pursuant to the Employment Agreement, on each of the first, second, and third anniversary of the Initial Grant Date, the Company agreed to make additional grants of incentive stock options to purchase 40,000 shares of Common Stock in accordance with the 2007 Plan (each, an “Additional Option”), at a price equal to the closing price of the Common Stock on the date of said grant, such options to vest on the one-year anniversary of such grant dates. Each Additional Option is subject to Mr. Garone’s continued employment as of the applicable grant date.

•

Pursuant to the Garone Employment Agreement, upon termination by the Company without Cause, or by Mr. Garone for Good Reason (as such terms are defined in the Garone Employment Agreement), subject to the delivery by Mr. Garone of a general release of claims in favor of the Company, Mr. Garone is entitled to (i) severance payments equal to his base salary for 6 months, except in the case of termination by the Company without Cause or termination by Mr. Garone for Good Reason within 12 months following a Change of Control (as defined in the Garone Employment Agreement), in which case Mr. Garone is entitled to severance payments equal to his base salary for 12 months, (ii) prorated annual bonus payments that Mr. Garone would have received but for his termination, (iii) prorated equity compensation that Mr. Garone would have received but for his termination, and (iv) the cost of family health insurance coverage at the same rate as contributed by the Company prior to the termination until the earlier of twelve (12) months or loss of COBRA entitlement. In addition, in the case of termination by the Company without Cause or termination by Mr. Garone for Good Reason within 12 months following a Change of Control (as such terms are defined in the Garone Employment Agreement), Mr. Garone is entitled to the vesting of all stock option grants awarded pursuant to the terms of the Garone Employment Agreement, regardless of date or condition of vesting.

Employment Agreement with Carl V. Sailer, Vice President, Sales and Marketing.

On October 15, 2012, the Company entered into an Employment Agreement (the “Sailer Employment Agreement”) with Carl V. Sailer, the Company’s Vice President, Marketing and Sales. The Sailer Employment Agreement provides as follows:

•

The initial term of the Sailer Employment Agreement was three years, and the agreement automatically renews for additional one-year terms unless either party provides notice of non-renewal to the other party at least six months prior to the commencement of any renewal terms.

•	The Sailer Employment Agreement provides for an annual base salary of $255,000, with eligibility to receive an annual bonus of up to 45% of his base salary.

•

Pursuant to the Sailer Employment Agreement, upon termination by the Company without Cause, or by Mr. Sailer for Good Reason (as such terms are defined in the Sailer Employment Agreement), subject to the delivery by Mr. Sailer of a general release of claims in favor of the Company, Mr. Sailer is entitled to (i) severance payments equal to his base salary for 6 months, except in the case of termination by the Company without Cause or termination by Mr. Sailer for Good Reason within 12 months following a Change of Control (as defined in the Sailer Employment Agreement), in which case Mr. Sailer is entitled to severance payments equal to his base salary for 12 months, (ii) prorated annual bonus payments that Mr. Sailer would have received but for his termination, (iii) prorated equity compensation that Mr. Sailer would have received but for his termination, and (iv) the cost of family health insurance coverage at the same rate as contributed by the Company prior to the termination until the earlier of twelve (12) months or loss of COBRA entitlement. In addition, in the case of termination by the Company without Cause or termination by Mr. Sailer for Good Reason within 12 months following a Change of Control (as such terms are defined in the Sailer Employment Agreement), Mr. Sailer is entitled to the vesting of all stock option grants awarded pursuant to the terms of the Rubino Employment, regardless of date or condition of vesting.

Transactions with MHR

Mark H. Rachesky, M.D. is a director and member of the Company’s Compensation Committee and its Governance and Nominating Committee. Dr. Rachesky is also the managing member of (i) MHRC, the managing member of Advisors, which in turn is the general partner of Master Account and Capital Partners (100); (ii) MHRC II , the managing member of Institutional Advisors II, which is in turn the general partner of Institutional Partners II and Institutional Partners IIA; and (iii) MHR Holdings, the managing member of Fund Management (and, together with MHRC, MHRC II, MHR Holdings, Advisors, Institutional Advisors II, Master Account, Capital Partners 100, Institutional Partners II, and Institutional Partners IIA, “MHR”) which is an affiliate of and has an investment management agreement with Master Account, Capital Partners 100, Institutional Partners II, and Institutional Partners IIA.

On August 20, 2014, the Company entered into a series of agreements (the “Transaction Documents”) with Master Account, Capital Partners (100), Institutional Partners II, and Institutional Partners IIA, (collectively, the “Lenders”), for a new loan facility, an extension of the Company’s existing obligations under various promissory notes previously issued to the Lenders, and for payment by the Company of certain royalties to the Lenders (the “Transaction”). Currently, MHR owns approximately 30.5% of the common stock of the Company, and has the right, through various derivative securities and debt instruments, to an additional 33.0% of the Common Stock of the Company, and has $57.1 million in outstanding indebtedness.

A special committee of the Company’s board of directors (the “Board”), composed of independent directors, negotiated the terms of the Loan Agreement and restructuring with MHR and the transactions contemplated thereby with the advice of its legal and financial advisors, and the Loan Agreement and restructuring was unanimously approved by the disinterested members of the Board with the unanimous affirmative recommendation of the special committee. For a more detailed description of the Loan and restructuring transactions see Liquidity & Capital Resources and Note 7 of the Financial Statements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, Executive Officers and persons who own more than 10% of common stock to file reports of their ownership and changes in ownership of common stock with the SEC. Our employees sometimes prepare these reports on the basis of information obtained from each director and Executive Officer. Based on written representations of the Company’s directors and Executive Officers and on confirmation that no Form 5 was required to be filed, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, Executive Officers and greater than ten (10%) percent owners during the last fiscal year were filed on time, other than as described hereafter. Due to an administrative error, Mr. Rothwell failed to timely file a Form 4 with respect to a single transaction, a stock option grant, during the most recent fiscal year. This error was corrected in a later filing.

RELATED PARTY TRANSACTION APPROVAL POLICY

In February 2007, our Board of Directors adopted a written related party transaction approval policy, which sets forth our Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. The Company’s policy with regard to related party transactions is that all material transactions non-compensation related are to be reviewed by the Audit Committee for any possible conflicts of interest. The Compensation Committee will review all material transactions that are related to compensation. All related party transactions approved by either the Audit Committee or Compensation Committee shall be disclosed to the Board of Directors at the next meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

(Item #1 on the Proxy Card)

Our Board of Directors is currently comprised of seven (7) members and is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders.

Each of our Class I Director Nominees whose term is expiring at the Annual Meeting has been nominated by the Board of Directors for election at the Annual Meeting for a term expiring at the third succeeding annual meeting of stockholders after his election and until his successor is duly elected and qualified. At the recommendation of our governance and nominating committee, Mr. John D. Harkey, Jr. and Mr. Timothy G. Rothwell have been nominated for election.

The Proxies given pursuant to this solicitation will be voted, unless authority is withheld, in favor of the Director Nominees. The Director Nominees have consented to be named and, if elected, to serve. In the event that a Director Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies may be voted in the discretion of the persons acting pursuant to the Proxy for the election of other nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Voting

The Director Nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as a director.

The Board of Directors deems the election of Mr. John D. Harkey, Jr. and Mr. Timothy G. Rothwell as directors for a term expiring at the third succeeding annual meeting of stockholders after their election to be in the best interest of Emisphere and its stockholders and recommends a vote “FOR” their election.

Director and Executive Officer Information

Information regarding those directors serving unexpired terms and our current Executive Officers, as such term is defined in Regulation S-K under the Exchange Act, all of whom are currently serving open-ended terms, including their respective ages, the year in which each first joined the Company and their principal occupations or employment during the past five years, is provided below:

Name	Age	Year Joined Emisphere	Position with the Company
Alan L. Rubino	61	2012	President and Chief Executive Officer, Class II Director
Michael R. Garone	57	2007	Vice President, Chief Financial Officer and Corporate Secretary
John D. Harkey, Jr.	55	2006	Class I Director
Timothy McInerney	55	2012	Class II Director
Jacob M. Plotsker	48	2012	Class II Director
Mark H. Rachesky, M.D.	57	2005	Class III Director
Timothy G. Rothwell	65	2009	Chairman of the Board of Directors, Class I Director
Michael Weiser, M.D., Ph.D.	53	2005	Class III Director

Alan L. Rubino joined Emisphere on September 13, 2012, as President and Chief Executive Officer and, in connection therewith, was appointed as a Class II Director of the Company. His career spans over 30 years at every level of the biopharmaceutical industry. From October 2010 until July 2012, he served as Chief Executive Officer and President of New American Therapeutics, Inc., where he and his team presided over a venture that was focused on the acquisition, marketing, and ultimate sale of Denavir, a leading Rx topical therapeutic for HSV-1 cold sore treatment. From February 2008 to September 2010, Mr. Rubino was CEO and President of

Akrimax Pharmaceuticals, where he acquired two Rx launch products, NitroMist and Tirosint, which are actively marketed and in growth phases today. Prior to 2008, he was President and Chief Operating Officer of the Pharmos Corporation, which was a development-stage publicly-held firm, where he led the transformation of the company through the acquisition of Vela Pharmaceuticals. Mr. Rubino also spent four years in senior executive leadership positions on the strategic services side at both Cardinal Health and PDI, Inc., both public companies that provided high-level outsourcing offerings to the pharmaceutical industry. A major portion of Mr. Rubino’s career includes twenty-four years spent at Hoffmann-La Roche, where he served as a corporate officer and member of the US Executive Committee and held a variety of key senior executive positions with broad general management responsibilities leading major business units and operations, marketing, business development, alliance management, human resources, and supply chain/manufacturing. At Hoffmann-La Roche, Mr. Rubino led many key top level executive initiatives and presided over numerous commercial product launches across a spectrum of therapeutic areas, including the introduction of the world’s first biological product in Roferon-A [alfa-interferon 2a]. Currently, Mr. Rubino serves on the Boards of Directors of Aastrom Biosciences (NASDAQ: ASTM) and is Chairman of the Compensation Committee, and on the Board of Directors of SANUWAVE Health, Inc. (SNWV: OTC BB), and Genisphere, Inc., and serves on the Rutgers Business School Board of Advisors.

Timothy G. Rothwell has been a director of the Company since November 2009 and Chairman of the Board of Directors since September 2012. Mr. Rothwell is the former Chairman of Sanofi-Aventis U.S., a pharmaceutical company. From February 2007 to October 2009, Mr. Rothwell served as Chairman of Sanofi-Aventis U.S. From September 2004 to February 2007, Mr. Rothwell was President and Chief Executive Officer of that company, overseeing all domestic commercial operations as well as coordination of Industrial Affairs and Research and Development activities. From May 2003 to September 2004, Mr. Rothwell was President and Chief Executive Officer of Sanofi-Synthelabo, Inc. and was instrumental in the formation of Sanofi-Aventis U.S. in 2004. Prior to that, from January 1998 to May 2003, he served in various capacities at Pharmacia, a pharmaceutical and Biotechnology Company, including as President of the company’s Global Prescription Business. From January 1995 to January 1998, Mr. Rothwell served as worldwide President of Rhone-Poulenc Rorer Pharmaceuticals and President of the company’s Global Pharmaceutical Operations. In his long career, Mr. Rothwell has also served as Chief Executive Officer of Sandoz Pharmaceuticals, Vice President, Global Marketing and Sales at Burroughs Wellcome, and Senior Vice President of Marketing and Sales for the U.S. for Squibb Corporation. Mr. Rothwell holds a Bachelor of Arts from Drew University and earned his J.D. from Seton Hall University. He formerly served on the PhRMA Board of Directors, as well as the Institute of Medicine’s Evidence-Based Medicine roundtable, the CEO Roundtable on Cancer, the Healthcare Businesswomen’s Association Advisory Board, the Board of Trustees for the Somerset Medical Center Foundation, the Board of Trustees for the HealthCare Institute of New Jersey, as a Trustee of the Corporate Council for America’s Children at the Children’s Health Fund, the Board of Directors of Agenus (NASDAQ: AGEN), the Board of Directors of New American Therapeutics, on the Board of Visitors for Seton Hall Law School, and was Chairman of the Board of Directors of Archimedes Pharma Ltd. Presently, he is Chairman Emeritus of the Board of Directors of the PheoPara Alliance, a nonprofit 501(c)3 organization. Mr. Rothwell’s broad business and leadership experiences in the pharmaceutical industry and his affiliations with industry, educational and healthcare related organizations make him an asset to our Board of Directors. As Chairman of the Board, Mr. Rothwell is extremely conscientious and diligent in keeping the other directors abreast of current operational and oversight issues we face.

Michael R. Garone joined Emisphere in 2007 as Vice President and Chief Financial Officer. Mr. Garone has also served as the Company’s Corporate Secretary since October 2008. Mr. Garone previously served as Interim Chief Executive Officer and Chief Financial Officer of Astralis, Ltd. (OTCBB: ASTR.OB). Prior to that, Mr. Garone was with AT&T (NYSE: T) for 20 years, where he held several positions, including Chief Financial Officer of AT&T Alascom. Mr. Garone received an MBA from Columbia University and a BA in Mathematics from Colgate University. From February 28, 2011 until September 13, 2012, Michael R. Garone served as Interim Chief Executive Officer of the Company.

John D. Harkey, Jr. has over 25 years of experience as a private investor concentrating in the acquisition, consolidation and management of both public and private companies and has served on our Board of Directors since 2006. He has merged, acquired and/or operated companies in a variety of industries including oil and gas, petrochemical services, telecommunications, restaurants, real estate, and software development. He is formerly the Chairman of the Board of Regency Gas Partners, L.P. (NYSE:RGP) has served on the Board of Directors of Energy Transfer Equity, LP (NYSE: ETE), which specializes in the storage and transportation of natural gas, and Energy Transfer Partners, LP (NYSE: ETP), which operates energy assets. He currently serves on the Board of Directors and Audit Committee of Loral Space & Communications, Inc. (NASDAQ:LORL), a satellite communications company, and on the Board of Directors of the Baylor Health Care System Foundation. He formerly served on Board of Directors of Leap Wireless International, Inc. (NASDAQ:LEAP), which was recently acquired by AT&T for $4.1 billion. He is also Chairman and Chief Executive Officer of Consolidated Restaurant Companies, Inc., a restaurant operating company. He also serves on the President’s Development Council of Howard Payne University, the Executive Board of Circle Ten Council of the Boy Scouts of America, the CEO Advisory Board of Dallas Arboretum and is a member of the World President’s Organization. Mr. Harkey obtained a B.B.A. in Business Honors and a J.D. from the University of Texas at Austin, and a M.B.A. from Stanford University School of Business. Mr. Harkey’s entrepreneurial background and his business and leadership experiences in a range of different industries make him an asset to our Board of Directors.

Timothy McInerney has been a Director of the Company since March 2012. Mr. McInerney is a principal at Two River and a Partner of Riverbank Capital Securities, Inc. From 1992 to March 2007, Mr. McInerney was a Managing Director of Paramount BioCapital, Inc. where he oversaw the overall distribution of Paramount’s private equity product. Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co. Prior to that, Mr. McInerney held equity sales positions at Bear Stearns & Co. and Shearson Lehman Brothers, Inc. Mr. McInerney also worked in sales and marketing for Bristol-Myers Squibb. Mr. McInerney currently serves on the boards of Emisphere Technologies (NASD:EMIS) and Edgemont Pharmaceuticals. Mr. McInerney also previously served on the boards of Insite Vision, (NASD: INSV), from 2008-2015 (served as Chairman of the Board of Directors from 2011-2015; Insite Vision was acquired by Sun Pharmaceuticals in November, 2015), and Ziopharm Oncology from 2005 — June, 2015 (NASD: ZIOP). Mr. McInerney received his B.S. in pharmacy from St. John’s University at New York. He also completed a post-graduate residency at the New York University Medical Center in drug information systems. Mr. McInerney’s knowledge of the pharmaceutical industry and capital markets, and affiliations with the financial community make him an asset to our Board of Directors.

Jacob Plotsker has been a director of the Company since March 2012. Mr. Plotsker is currently President of Cambridge Sage Group, LLC, a strategic consulting firm focused on the pharmaceutical industry. Mr. Plotsker was previously Director of IUS Strategy and Life Cycle Management at Bayer HealthCare. Prior to joining Bayer in 2013 he served from 2009 through 2012 as Senior Director, Commercial Operations and Head of Marketing for Teva Pharmaceuticals Women’s Health Division. Prior to joining Teva, Mr. Plotsker was Senior Director, US and Global Marketing at Schering-Plough Corp (previously Organon BioSciences prior to being acquired by Schering-Plough Corp, which was subsequently acquired by Merck & Co., Inc.) where he was responsible for commercialization of marketed brands and launch strategy for brands in development. From 1990 to 2006, Mr. Plotsker served in various Finance and Marketing roles at Pfizer, Inc. including Director/Team Leader of the company’s Antifungal Franchise. From 1989 to 1990, Mr. Plotsker was an Accountant at Deloitte & Touche. Mr. Plotsker holds a Bachelor of Arts degree in Accounting & Information Systems from Queens College of the City University of New York, a Master of Business Administration in Marketing and Finance from New York University — Stern School of Business, and completed the Executive Development Program in General Management at the University of Chicago — Booth School of Business. From 2008 to 2014 Mr. Plotsker served on the Board of Directors of Sharsheret, a nonprofit 501(c)(3) organization providing support and resources to young women living with breast cancer, and served as President from 2009 through 2012. Mr. Plotsker’s experiences in marketing and product commercialization in the pharmaceutical industry, and his affiliations with industry and healthcare related organizations make him an asset to our Board of Directors.

Mark H. Rachesky, M.D. has been a director of the Company since 2005. Dr. Rachesky is the President of MHR Fund Management LLC an investment manager of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. Dr. Rachesky is currently the Non-Executive Chairman of the Board of Directors of Loral Space & Communications Inc. (NASDAQ:LORL), and Lions Gate Entertainment Corp. (NYSE: LGF), and also serves on the Board of Directors of Navistar International Corporation (NYSE:NAV), and Titan International, Inc. (NYSE:TWI). He formerly served on the Board of Directors of Neose Technologies, Inc. (NASDAQ: NTEC) and of Nationshealth, Inc. (formerly quoted on OTCBB: NHRX). Dr. Rachesky was a Director of Leap Wireless International, Inc. (NASDAQ: LEAP) until Leap Wireless International, Inc. merged with AT&T. Dr. Rachesky is a graduate of Stanford University School of Medicine and Stanford University School of Business. Dr. Rachesky graduated from the University of Pennsylvania with a major in Molecular Aspects of Cancer. Dr. Rachesky’s extensive investing and financial background, his thorough knowledge of capital markets and his training as a physician, make him an asset to our Board of Directors.

Michael Weiser, M.D., Ph.D. has been a director of the Company since 2005. Dr. Weiser is currently founder and co-chairman of Actin Biomed, a New York based healthcare investment firm advancing the discovery and development of novel treatments for unmet medical needs. Prior to joining Actin Biomed, Dr. Weiser was the Director of Research at Paramount BioCapital where he was responsible for the scientific, medical and financial evaluation of biomedical technologies and pharmaceutical products under consideration for development. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine. He performed his post-graduate medical training in the Department of Obstetrics and Gynecology at New York University Medical Center. Dr. Weiser also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine and received his B.A. in Psychology from University of Vermont. Dr. Weiser is a member of The National Medical Honor Society, Alpha Omega Alpha, American Society of Clinical Oncology, American Society of Hematology and Association for Research in Vision and Ophthalmology. In addition, Dr. Weiser has received awards for both academic and professional excellence and is published extensively in both medical and scientific journals. Dr. Weiser currently serves on the board of directors of Chelsea Therapeutics International, (NASDAQ: CHTP), and Ziopharm Oncology, Inc., (NASDAQ: ZIOP), as well as several privately held companies. Dr. Weiser formerly served on the Board of Directors of Manhattan Pharmaceuticals, Inc., (OTCBB: TGTX), Hana Biosciences, Inc., (currently known as Talon Therapeutics, Inc., OTCBB: TLON.OB), and Vioquest Pharmaceuticals, Inc., (VOQP: OTC US). Dr. Weiser has an M.D. and a Ph.D., and his scientific, business and financial experiences, as well as his knowledge of the healthcare industry, capital markets, pharmaceutical products and biomedical technology development make him an asset to our Board of Directors.

PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS

(Item #2 on the Proxy Card)

The Audit Committee has selected the firm of RSM US LLP, formerly McGladrey LLP, an independent registered public accounting firm, to serve as auditor for the fiscal year ending December 31, 2016 (the “2016 Fiscal Year”). RSM US LLP has served as the Company’s auditors since fiscal year 2009. The Company expects that representatives from RSM US LLP (the “Representatives”) will be present at the Annual Meeting, that the Representatives will have the opportunity to make a statement if they desire to do so, and that the Representatives will be available to respond to appropriate questions. An affirmative vote of a majority of the shares present, in person or represented by proxy, and voting at the Annual Meeting is required to ratify the selection of RSM US LLP as auditors.

This proposal is non-binding. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015, but reserves the right to retain RSM US LLP as the Company’s independent registered public accounting firm at any time during the year if the Audit Committee determines that it would be in the best interests of the Company and its stockholders.

The Board of Directors deems the ratification of RSM US LLP as our independent registered public accounting firm for the 2016 Fiscal Year to be in the best interest of Emisphere and its stockholders and recommends a vote “FOR” this proposal.

PROPOSAL NO. 3: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

(Item #3 on the Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act, as amended, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”

The Dodd-Frank Act and Section 14A also enable our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. At the Company’s annual meeting of stockholders held on May 24, 2011, the stockholders of the Company approved the frequency of once every year as the frequency with which the stockholders are provided an advisory vote on the compensation of our named executive officers. Accordingly, following this proposal, the next such advisory vote shall occur at next year’s annual stockholder meeting.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by Proxy, and voting on the approval of the executive compensation at our annual meeting is required to approve, on an advisory basis, the executive compensation as disclosed in this Proxy Statement. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution.

PROPOSALS OF STOCKHOLDERS FOR 2017 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action, including stockholder nominees for election to the Board of Directors, at our annual stockholder meetings. To be considered for inclusion in next year’s Proxy Statement, stockholder proposals, including stockholder nominees for election to the Board of Directors, must be received by us at our principal executive office no later than December 17, 2016.

For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual stockholder meeting (the “2017 Annual Meeting”), the stockholder must also give Emisphere written notice of the proposal. Our By-Laws provide that in order to be timely, a stockholders’ notice must be received by Emisphere at the principal executive offices not less than 30 days or more than 60 days prior to the 2017 Annual Meeting.

Notice of intention to present proposals at the 2017 Annual Meeting should be addressed to: Corporate Secretary, Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, NJ, 07068.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in their discretion.

The prompt return of your Proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you intend to attend the meeting, please vote your shares by internet, by phone, or by signing the Proxy and returning it in the enclosed envelope.

By order of the Board of Directors

Michael R. Garone

Secretary

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Mr. Timothy McInerney 02 Mr. Jacob M. Plotsker 03 Mr. Alan L. Rubino
The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.						☐	☐	☐
3

To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s Proxy Statement.

							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
SHARES
CUSIP #
				JOB #				SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Emisphere Technologies, Inc., a Delaware corporation (“Emisphere”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders (“Annual Meeting”) and Proxy Statement with respect to the Annual Meeting to be held at 65 Livingston Avenue, Roseland, New Jersey 07068, on Wednesday, May 25, 2016 promptly at 8:30 AM Eastern Time, and hereby appoints Michael R. Garone as proxy with power of substitution and revocation, and with all powers that the undersigned would possess if personally present, to vote the Emisphere Common Stock of the undersigned at such meeting, and at any postponements or adjournments of such meeting, as set forth below, and in his discretion, upon any other business that may properly come before the meeting (and any such postponements or adjournments).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND 3 AND BY THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY POSTPONEMENTS OR ADJOURNEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, OR VOTE THROUGH THE INTERNET OR THE TELEPHONE.

IMPORTANT- TO BE SIGNED AND DATED ON REVERSE SIDE